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                                                                  Exhibit 3.(ii)

[STAMP]
[ILLEGIBLE]

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (AFTER ISSUANCE OF STOCK)

                           CENTAUR CAPITAL GROUP, INC.
                -------------------------------------------------
                               NAME OF CORPORATION

We the undersigned    Robert Knight                   , President, and

                      Robert Knight                   , Secretary of

                      Centaur Capital Group, Inc.      Corporation

do hereby certify,

That the Board of Directors of said corporation at a meeting duly convened, held April 6/99 adopted a resolution to amend the original Articles of Incorporation

Article 1: Change name from Centaur Capital Group, Inc. to Centaur Bioresearch, Inc.


THE NUMBER OF SHARES OUTSTANDING AND ENTITLED TO VOTE ON AN AMENDMENT OF THE ARTICLES OF INCORPORATION IS 5,085,000: THAT THE SAID CHANGE(S) AND AMENDMENT HAVE BEEN CONSENTED TO AND APPROVED BY A MAJORITY OF STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF EACH CLASS OF STOCK OUTSTANDING AND ENTITLED TO VOTE THEREON.

                           /s/ ILLEGIBLE
                  -----------------------------------------------------
                                        President

                           /s/ ILLEGIBLE
                  -----------------------------------------------------
                                        Secretary

ACKNOWLEDGEMENT;
STATE OF
COUNTY OF

On [ILLEGIBLE] personally appeared before me, a Notary Public, acknowledged he executed the above instrument n behalf of said Corporation.

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                                                 /s/ ILLEGIBLE
                                          --------------------------------------
                                          Notary Public
                                                 [NOTARY PUBLIC STAMP]

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